News Release
NYSE: MYE

Contact(s):
Donald A. Merril, Vice President &
Chief Financial Officer, (330) 253-5592

Max Barton, Director, Corporate Communications
& Investor Relations, (330) 761-6106

MYERS INDUSTRIES REPORTS RECORD
THIRD QUARTER SALES & PROFITS

FOR IMMEDIATE RELEASE: November 6, 2006, Akron, Ohio-- Myers Industries, Inc. (NYSE: MYE) today reports results for the third quarter and nine months ended September 30, 2006. Third quarter highlights, including both continuing and discontinued operations, were:

          Net income increased 22 percent to a third quarter record of $6.1 million.

          Net income per share increased 21 percent to a third quarter record of $0.17 per basic and diluted share.

          "Continuing operations" include Myers Industries' North American Material Handling,
          Distribution, Automotive and Custom, and Lawn and Garden Segments. These are the
          Company's strategic business segments.

          In July 2006, the Company announced its intention to divest its European Material
          Handling Segment, which is reported here as "discontinued operations." On October
          20, 2006, the Company announced that it had entered into an agreement for the intended sale of the businesses that comprise the European Segment.

2006 Third Quarter & Year to Date: Results from Continuing Operations
Myers Industries today announced that net sales from continuing operations for the third quarter ended September 30, 2006, increased 7 percent to a record $185.8 million, as compared to net sales of $174.0 million for the third quarter of 2005.

Net income from continuing operations for the third quarter of 2006 increased 2 percent to $4.2 million, which includes a more favorable effective tax rate, as compared to $4.1 million for the third quarter of 2005

Net income per share from continuing operations for the third quarter of 2006 was $0.12 per basic and diluted share, unchanged from $0.12 per basic and diluted share for the third quarter of 2005.

John C. Orr, Myers Industries' president and chief executive officer, commented, "During the third quarter, we delivered solid performance improvements in three of our four strategic business segments. Performance in our Lawn and Garden Segment was slowed by a change in the timing of grower ordering for the 2007 season. We remain on track with our Strategic Business Evolution process, a key component of which will be completing the sale of our European businesses and putting those proceeds to work by reinvesting in our strategic segments and reducing debt."

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For the nine months ended September 30, 2006, net sales from continuing operations were $585.7 million, an increase of 7 percent from the $545.9 million reported for the same period in 2005.

Net income from continuing operations for the nine months ended September 30, 2006, was $21.4 million, an increase of 59 percent compared to $13.5 million reported for the same period in 2005.

Net income per share from continuing operations for the nine months ended September 30, 2006, was $0.61 per basic and diluted share, an increase of 56 percent compared to $0.39 per basic and diluted share for the same period in 2005.

Orr said, "Throughout the year, we have continued to build on improvements and initiatives put in motion in 2005. We have clearly demonstrated our ability to enact strategic pricing to help manage raw material costs. Permanent cost reductions, productivity gains, and streamlining remain ongoing priorities. These and other efforts, we believe, will fuel sustainable, profitable growth for our Company."

Gross Margins, SG&A Expenses & Raw Material Costs for the Third Quarter & Nine Months
Gross margin from continuing operations for the third quarter of 2006 increased to 25.3 percent of net sales from 25.0 percent for the third quarter of 2005. For the nine months ended September 30, 2006, gross margin from continuing operations increased to 26.6 percent of net sales in 2006 as compared to 24.1 percent for the same period last year.

Selling and administrative expenses from continuing operations for the third quarter of 2006 increased as a percent of sales to 19.4 percent from 18.6 percent for the third quarter of 2005. For the nine months ended September 30, 2006, selling and administrative expenses from continuing operations increased as a percent of sales to 18.6 percent from 17.8 percent in the same period of 2005. The primary factors behind the increases are higher selling and freight expenses related to sales volumes.

The prices for plastic raw materials in the third quarter of 2006 continued to exceed 2005 comparisons. For the third quarter of 2006 compared to the third quarter of 2005, prices for high-density polyethylene (HDPE) were approximately 25 percent higher on average, while polypropylene (PP) prices were approximately 20 percent higher on average. For the nine-month period of 2006 compared to 2005, HDPE prices averaged approximately 20 percent higher and PP prices averaged approximately 10 percent higher.

Business Segment Results: Continuing Operations for the Third Quarter & Nine Months

Distribution Segment
In the Distribution Segment, net sales were $50.7 million for the third quarter of 2006, an increase of 3 percent as compared to $49.3 million for the third quarter of 2005. For the nine months ended September 30, 2006, net sales in the segment were $147.4 million, an increase of 5 percent as compared to $140.8 million for the same period of 2005.

Income before taxes in the Distribution Segment was $5.8 million for the third quarter of 2006, an increase of 5 percent as compared to $5.5 million in the third quarter of 2005. The key factor influencing performance in this segment continued to be favorable product mix and cost controls. For the nine months ended September 30, 2006, income before taxes in the segment was $16.1 million, an increase of 11 percent as compared to $14.5 million for the same period of 2005.

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Material Handling-- North America Segment
In the North American Material Handling Segment, net sales for the third quarter of 2006 were $59.8 million, an increase of 23 percent as compared to $48.6 million for the third quarter of 2005. A focus on strategic customers and selling across a wide range of niche markets was the primary factor in net sales performance for the quarter. For the nine months ended September 30, 2006, net sales in the segment were $181.9 million, an increase of 18 percent as compared to $154.5 million for the same period of 2005.

Income before taxes in the North American Material Handling Segment was $7.4 million for the third quarter of 2006, an increase of 54 percent as compared to $4.8 million for the third quarter of 2005. The primary factors influencing third quarter profitability were moderate gains from strategic pricing, a favorable product mix of container systems, and internal productivity initiatives, all of which helped mitigate the impact of higher raw material costs. For the nine months ended September 30, 2006, income before taxes in the segment was $24.2 million, an increase of 122 percent as compared to $10.9 million for the same period of 2005.

Automotive and Custom Segment
In the Automotive and Custom Segment, net sales for the third quarter of 2006 were $49.8 million, an increase of 1 percent as compared to $49.2 million for the third quarter of 2005. The slowdown in automotive and recreational vehicle markets impacted sales, but was partially offset by gains made in heavy truck, construction, and other niche markets. For the nine months ended September 30, 2006, net sales in the segment were $154.5 million, an increase of 5 percent as compared to $147.0 million for the same period of 2005.

Income before taxes in the Automotive and Custom Segment was $3.4 million for the third quarter of 2006, an increase of 38 percent as compared to $2.5 million for the third quarter of 2005.

A strong focus on customers' needs for value-added engineered products, mix management, continued pricing improvements, cost controls, and productivity gains were the primary factors influencing profitability during the quarter. For the nine months ended September 30, 2006, income before taxes in the segment was $12.0 million, an increase of 34 percent from $9.0 million for the same period of 2005.

Lawn and Garden Segment
In the Lawn and Garden Segment, net sales for the third quarter of 2006 were $31.4 million, a decrease of 9 percent from $34.5 million for the third quarter of 2005. In the third quarter, the Lawn and Garden Segment experienced changes in the timing of grower orders for the 2007 season, as major retailers delayed finalizing their spring garden center programs. For the nine months ended September 30, 2006, net sales were $119.7 million, a decrease of 4 percent from $124.9 million for the same period of 2005.

Loss before taxes in the Lawn and Garden Segment was $(2.0) million for the third quarter of 2006, compared with income before taxes of $2.3 million for the third quarter of 2005. While product pricing continued to hold, and decorative planter business to retail markets remained strong, these factors could not offset the reduction in unit volumes to the grower market. Profits in the quarter were also impacted by costs for re-aligning production of certain product lines, moving them to lower cost facilities to improve efficiency and customer service. For the nine months ended September 30, 2006, income before taxes in the segment was $6.9 million, a decrease of 37 percent from $10.9 million for the same period of 2005.

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Through the first half of the year, this segment was held back by poor weather patterns across key areas of the U.S., which constrained grower shipments of plant material to retailers and reduced demand for certain product lines. Management believes the buying delay from growers will shift.third quarter business into the fourth and first quarters, and the Company will adjust its resources as required to meet the needs of customers and the market. The lawn and garden industry continues to be a strong and growing market, as per capita gardening participation increases every year. Myers Industries remains focused on strengthening its industry-leading brands and position in this key segment by capitalizing on opportunities to consolidate and streamline resources, both internally and within the market.

Discontinued Operations: Results for the Third Quarter & Nine Months
In July 2006, the Company announced plans to divest its European Material Handling Segment, which includes the Allibert-Buckhorn™ and raaco® businesses and represents aggregate annual net sales of $166.8 million in 2005. In connection with the evaluation of strategic options for the segment, the Company performed an interim goodwill impairment test, and the analysis required the Company to record a $109.8 million impairment charge in the second quarter of 2006. That segment has now been included as discontinued operations for reporting purposes beginning with the third quarter of 2006. On October 20, 2006, the Company announced that it had entered into an agreement for the intended sale of the businesses that comprise the European Segment.

For the third quarter ended September 30, 2006, net sales from discontinued operations were $39.5 million compared to $37.0 million for the third quarter of 2005. Net income from discontinued operations was $1.8 million for the third quarter of 2006 compared to $802,000 for the third quarter of 2005. Net income per share from discontinued operations was $0.05 compared to $0.02 for the third quarter of 2005.

For the nine months ended September 30, 2006, net sales from discontinued operations were $122.7 million compared to $126.4 million for the same period of 2005. Including the goodwill impairment charge of $109.8 million recorded in the second quarter of 2006, net loss was $(104.5) million for the nine months ended September 30, 2006, as compared to net income of $4.4 million for the same period of 2005. Net loss per share was $(2.99) per basic share and $(2.98) per diluted share for the nine-month period of 2006, compared to net income per basic and diluted share of $0.12 for the same period of 2005.

Capital Expenditures & Total Debt
Capital expenditures for the nine months ended September 30, 2006, were $8.6 million. The Company remains focused on disciplined investments to build on the strengths of its strategic business segments.

Total debt at September 30, 2006, was $225.1 million, a reduction of $27.7 million from $252.8 million at December 31, 2005.

Company Outlook
The Company's business fundamentals are solid, and operating initiatives under the Strategic Business Evolution (SBE) remain strong as the Company enters the last quarter of the year and looks into the first part of 2007. As was indicated at the end of the second quarter, the Company's performance continues to benefit from pricing adjustments to manage raw material costs; a focus on strategic customers and markets; cost controls; and programs to improve brand strength, productivity, quality, and customer satisfaction. Management believes that as further initiatives of the SBE are enacted across the key business segments and brands, the Company will be positioned to deliver greater value for customers, employees, and shareholders.

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No Conference Call for the Third Quarter
The Company will not host a conference call to review third quarter results. The next regular conference call is expected to be in February 2007 when the Company reports its 2006 fourth quarter and full-year operating results.

About Myers Industries
Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest wholesale distributor of tools, equipment, and supplies for the tire, wheel, and undervehicle service industry in the U.S. Myers Industries had record net sales of $903.7 million in 2005.Visit www.myersind.com to learn more.

Note: Some percentages may not add due to rounding
Caution on Forward-Looking Statements: Statements in this release may include "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed "forward-looking." Words such as "expect," "believe," "project," "plan," "anticipate," "intend," "objective," "goal," "view," and similar expressions identify forward-looking statements. These statements are based on management's current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company's control, that could cause actual results to materially differ from those expressed or implied. Factors include, but are not limited to: changes in the markets for the Company's business segments; changes in trends and demands in the industries in which the Company competes; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; raw material availability, increases in raw material costs, or other production costs; future economic and financial conditions in the United States and around the world; the Company's ability to execute the components of its Strategic Business Evolution process; and other risks as detailed in the Company's 10-K and other reports filed with the Securities and Exchange Commission. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein, which speak only as of the date made.

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Myers Industries, Inc.
Condensed Statements of Consolidated Income (Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,

	2006	2005	2006	2005

Net sales	$185,838,030	$174,000,174	$585,654,483	$545,869,972

Cost of sales	138,818,264	130,447,525	429,868,029	414,244,244

Gross profit	47,019,766	43,552,649	155,786,454	131,625,728

Selling, General and Administrative Expenses	36,100,274	32,416,881	109,195,571	97,189,651

Operating income	10,919,492	11,135,768	46,590,883	34,436,077

Interest Expense, Net	4,022,429	3,761,331	12,173,246	11,462,241

Income from Continuing Operations Before Income Taxes	6,897,063	7,374,437	34,417,637	22,973,836

Income taxes	2,662,960	3,230,546	13,038,470	9,491,596

Net Income from Continuing Operations	4,234,103	4,143,891	21,379,167	13,482,240

Income (Loss) from Discontinued Operations, Net of Tax	1,822,327	802,433	(104,503,385)	4,383,334

Net Income (Loss)	$6,056,430	$4,946,324	$(83,124,218)	$17,865,574

Income (Loss) per Common Share
Basic
Continuing Operations	$.12	$.12	$.61	$.39
Discontinued Operations	.05	.02	(2.99)	.12

Net Income (Loss)	$.17	$.14	$(2.38)	$.51

Diluted
Continuing Operations	$.12	$.12	$.61	$.39
Discontinued Operations	.05	.02	(2.98)	.12

Net income (Loss)	$.17	$.14	$(2.37)	$.51

Average Shares Outstanding	35,013,015	34,743,142	34,952,119	34,704,741

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CONDENSED STATEMENTS OF FINANCIAL POSITION
As of September 30, 2006 and December 31, 2005

	2006	2005

Assets
Current Assets	$306,496,355	$289,580,618
Other Assets	205,831,916	279,957,521
Property, Plant, and Equipment	154,020,823	195,721,782

	$666,349,094	$765,259,921

Liabilities and Shareholders' Equity
Current Liabilities	$127,017,500	$128,575,091
Long Term Debt	221,610,461	249,523,633
Deferred Income Taxes	36,091,592	35,092,826
Other Liabilities	14,271,920	12,667,000
Shareholders' Equity	267,357,621	339,401,371

	$666,349,094	$765,259,921

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